As filed with the Securities and Exchange Commission on December 10, 2003.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mylan Laboratories Inc.
(Exact Name of Issuer as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-1211621 (I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, Pennsylvania (Address of principal executive offices)	15317 (Zip Code)

Mylan Laboratories Inc.
2003 Long-Term Incentive Plan
(Full Title of Plan)

Edward J. Borkowski
Chief Financial Officer
1500 Corporate Drive
Canonsburg, Pennsylvania 15317
(Name and address of agent for service)

(724) 514-1800
(Telephone number, including area code, of agent for service)

Copy to:
Richard E. Wood, Esquire
Kirkpatrick & Lockhart LLP
Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, Pennsylvania 15222

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed
Title of each class of	Amount to be	offering price per	maximum aggregate	Amount of
securities to be registered	registered(2)	share(4)	offering price	registration fee(5)

Common Stock,	17,153,864	$25.38	$435,365,069	$35,222

Par value $.50 per share(1)	5,346,136 (3)

(1)  All information in the table above reflects the three-for-two stock split of the Common Stock effective as of October 8, 2003.

(2)  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may be offered or issued under the plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)  In addition to the 17,153,864 new shares being registered hereunder, the registrant hereby carries forward, and this Registration Statement shall be deemed to apply to, 5,346,136 shares of the registrant’s Common Stock previously registered, but not used, under a Registration Statement on Form S-8 (File No. 333-98811) filed by the registrant on August 27, 2002 (the “Previous Registration Statement”) registering shares to be offered under the registrant’s 1997 Incentive Stock Option Plan. In conjunction with the filing of this Registration Statement, the registrant is filing a Post-Effective Amendment to the Previous Registration Statement acknowledging the transfer of shares to this Registration Statement.

(4)  The maximum offering price per share is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the registrant’s Common Stock as reported on the New York Stock Exchange on December 5, 2003.

(5)  Aggregate registration fees of $15,249 were paid in connection with the shares of the registrant’s Common Stock registered under the Previous Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Mylan Laboratories Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

     1.     The Registrant’s Annual Report on Form 10-K for the year ended March 31, 2003 (File No. 1-9114), filed with the Commission on June 25, 2003.

     2.     The Annual Report on Form 11-K for the year ended December 31, 2002 relating to the Mylan Profit Sharing 401(k) Plan (File No. 1-9114), filed with the Commission on June 30, 2003.

     3.     The Annual Report on Form 11-K for the year ended December 31, 2002 relating to the Mylan Puerto Rico Employee Profit Sharing Plan (File No. 1-9114), filed with the Commission on June 30, 2003.

     4.     The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 1-9114), filed with the Commission on August 14, 2003.

     5.     The Registrant’s Current Report on Form 8-K (File No. 1-9114), filed with the Commission on September 16, 2003.

     6.     The Registrant’s Current Report on Form 8-K (File No. 1-9114), filed with the Commission on October 14, 2003.

     7.     The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 1-9114), filed with the Commission on November 12, 2003.

     8.     The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 3, 1986, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the plans meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 4. Description of Securities.

     The class of securities to be offered under this Registration Statement is registered under Section 12(b) of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article VIII of the Registrant’s Second Amended and Restated Bylaws, as amended (the “Bylaws”), generally provides that the Registrant shall indemnify and hold harmless to the fullest extent authorized by law, as the same exists or may be amended (but, in the case of such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than such law permitted the Registrant to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), whether brought by or in the name of the Registrant or otherwise, by reason of the fact that he is or was a director or an officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or paid by such indemnitee in connection therewith; provided that the Registrant shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Registrant’s Board of Directors (the “Board”). The right to indemnification conferred in the Bylaws also includes the right to be paid by the Registrant the expenses (including attorneys’ fees) incurred in defending any such proceeding prior to its final disposition (hereinafter a “payment of expenses”). The rights to indemnification and to the payment of expenses are contract rights and shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

     Article VIII of the Bylaws also provides that the Registrant may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the payment of expenses to any officers not covered by the foregoing or any employee, assistant or agent of the Registrant.

     Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended, contains provisions permitting a business corporation incorporated in Pennsylvania to indemnify any person, including its officers, directors and employees, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a representative of or serving at the request of the corporation. In general, indemnification is permitted where the particular person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Further, the power to indemnify under the statute does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. In addition, the statute expressly prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     The Registrant has purchased and maintains insurance insuring its directors and officers against certain liabilities which they might incur as directors or officers of the Registrant or of any other organization which they serve at its request.

     In addition, the Registrant has entered into Indemnification Agreements with each of its directors, and also has entered into Executive Employment Agreements with each of Robert J. Coury, Edward J. Borkowski, Louis J. DeBone, John P. O’Donnell and Stuart A. Williams, which agreements entitle the executives to be indemnified as set forth in the Bylaws and which also require the Registrant to maintain liability insurance coverage pursuant to which each such executive will be a covered insured.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
Number	Description

4.1	Registrant’s Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 1-9114), filed with the Commission on August 14, 2003).

4.2	Registrant’s Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 1-9114), filed with the Commission on November 12, 2003).

4.3(a)	Rights Agreement, dated as of August 22, 1996, between the Registrant and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A (File No. 1-9114), as filed with the Commission on August 30, 1996).

4.3(b)	Amendment to Rights Agreement, dated as of November 8, 1999, between the Registrant and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A/A (Amendment No. 2) (File No. 1-09114), as filed with the Commission on March 31, 2000).

5.1	Opinion of Kirkpatrick & Lockhart LLP.

23.1	Consent of Kirkpatrick & Lockhart LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

     Commission pursuant to Rule 424(b) if in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

     (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

* * *

     (h)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, Commonwealth of Pennsylvania, on December 5, 2003.

MYLAN LABORATORIES INC.

By:	/s/ Edward J. Borkowski Edward J. Borkowski Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Coury and Edward J. Borkowski, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ Milan Puskar Milan Puskar	Chairman and Director	December 5, 2003

/s/ Robert J. Coury Robert J. Coury	Vice Chairman, Chief Executive Officer and Director (Principal Executive Officer)	December 5, 2003

/s/ Edward J. Borkowski Edward J. Borkowski	Chief Financial Officer (Principal Financial Officer)	December 5, 2003

/s/ Gary E. Sphar Gary E. Sphar	Vice President and Corporate Controller (Principal Accounting Officer)	December 5, 2003

/s/ Wendy Cameron Wendy Cameron	Director	December 5, 2003

/s/ Laurence S. DeLynn Laurence S. DeLynn	Director	December 5, 2003

/s/ John C. Gaisford, M.D. John C. Gaisford, M.D.	Director	December 5, 2003

/s/ Douglas J. Leech Douglas J. Leech	Director	December 5, 2003

SIGNATURE	TITLE	DATE

/s/ Joseph C. Maroon, M.D. Joseph C. Maroon, M.D.	Director	December 5, 2003

/s/ Patricia A. Sunseri Patricia A. Sunseri	Director	December 5, 2003

/s/ C.B. Todd C.B. Todd	Director	December 5, 2003

/s/ Randall L. Vanderveen, Ph.D., R.Ph. Randall L. Vanderveen, Ph.D., R.Ph.	Director	December 5, 2003

/s/ Stuart A. Williams, Esq. Stuart A. Williams, Esq.	Director	December 5, 2003

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Kirkpatrick & Lockhart LLP

23.1	Consent of Kirkpatrick & Lockhart LLP (included in the opinion filed as Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (set forth on the signature page of this Registration Statement)